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                                                                    Exhibit 23.2

                         Independent Auditors' Consent

The Board of Directors
TierOne Bank:

We consent to use of our report included herein and the reference to our firm under the heading "Experts" in the amended registration statement and application for conversion.

Our report, dated February 11, 2002, refers to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133 in 2000.

                                     /s/ KPMG LLP

Lincoln, Nebraska
May 6, 2002

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                          Independent Auditors' Consent

The Board of Directors
TierOne Bank:

We consent to use of our report on the financial statements of the TierOne Bank Savings Plan included herein in the savings plan prospectus supplement.

                                   /s/ KPMG LLP

Lincoln, Nebraska
May 6, 2002